FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC 20549

                              CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

      Date of Report (Date of earliest event reported) April 7, 1998.


                       DCI Telecommunications, Inc.
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          (Exact name of registrant as specified in its charter)


   Colorado                     2-96976-D               84-1155041
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(State or other             (Commission File        (IRS Employer
   jurisdiction of            Number)                 Identification
   incorporation)                                     Number)

                      611 Access Road, Stratford, CT 06497
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                 (Address of principal executive offices)

    Registrant's telephone number, including area code:  (203) 380-0910

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      (Former name or former address, if changed since last report.)

Item 5. Other Events

     On April 7, 1998, the Company terminated acquisition discussions with WorldPass Communications Corporation.

     On April 23, 1998, the Company declared a $.01 per common share cash dividend to shareholders of record on May 22, 1998, payable June 22, 1998.

     On May 19, 1998, the Company announced the signing of a Letter of Intent with Locus Corporation whereby the Company will acquire 100% of the common shares of Locus for $25 million in cash and stock. Locus is a New Jersey based telecommunications company with prepaid phonecard, prepaid cellular, international callback and long distance products.


                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    DCI Telecommunications, Inc.

                    Joseph J. Murphy
                    __________________________
                    Joseph J.  Murphy
                    President
                    Date: May 19, 1998